Exhibit 10.35

FIRST MODIFICATION TO

LOAN AND SECURITY AGREEMENT

This First Modification to Loan and Security Agreement (“Modification Agreement”) is made effective and entered into this 30th day of September, 2014 (the “Effective Date”), by and between STINGRAY PRESSURE PUMPING LLC, a Delaware limited liability company (“Borrower”) and INTERNATIONAL BANK OF COMMERCE (the “Lender”).

WITNESSETH:

WHEREAS, on or about July 3, 2013, Borrower and Lender entered into that certain Loan and Security Agreement (the “Original Loan Agreement”) pursuant to which Borrower executed and delivered to Lender that certain Promissory Note in the face amount of $50,000,000, with a maturity date of August 1, 2016 (the “Original Note”):

WHEREAS, Borrower has requested Lender to modify certain terms of the Loan Agreement and to advance additional funds to Borrower in order to fund an acquisition of additional equipment to be included as Collateral under the Loan Agreement; and

WHEREAS, Lender has agreed to such an advance and Borrower and Lender wish to modify certain terms of the Loan Agreement, as provided for herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Lender and Borrower hereby covenant and agree as follows:

1. Current Balance. As of the Effective Date, the current principal balance of the Original Note is Thirty-One Million Three Hundred Thousand Four Hundred Eighty-Two Dollars and NO/100 ($31,300,482).

2. Modification of Loan: Subject to the conditions to lending set forth below, Lender agrees to lend to Borrower an additional Eighteen Million Six Hundred Ninety-Nine Thousand Five Hundred Eighteen Dollars and NO/100 ($18,699,518) under the terms of that certain Amended and Restated Promissory Note (the “Amended Note”, which, together with the Original Note, are hereinafter referred to as the “Note”) and agrees to modify the Original Loan Agreement as set forth in this Modification Agreement (together the Original Loan Agreement and this Modification Agreement are hereinafter referred to as the “Loan Agreement”):

(a) Conditions to Lending. Prior to advancing funds under the Amended Note, Lender requires the following conditions to be met:

(i) Borrower must provide Lender with a detailed manifest of all equipment, vehicles, trailers or other Collateral acquired since the date of the Original Note and purchased with funds advanced from the Original Note (the “After Acquired Collateral”), complete with serial numbers or VIN numbers where appropriate and as available;

(ii) Borrower must deliver to Lender possession of any original titles to any and all titled vehicles, equipment and trailers which may be Included in the After Acquired Collateral;

(iii) Borrower must provide Lender documentation reasonably satisfactory to Lender reflecting Borrower’s acquisition of additional equipment for a total purchase price of approximately Seventeen Million Dollars ($17,000,000) (the “Additional Equipment”), which documentation must provide Lender with reasonable assurances that the Additional Equipment is free of any and all encumbrances and that Lender is reasonably protected against the same;

(iv) Borrower must provide Lender with a detailed manifest of all equipment comprising the Additional Equipment, complete with serial numbers or VIN numbers where appropriate and as available;

(v) Borrower must obtain and deliver to Lender those certain consents of the Guarantors who executed that certain Limited Loan Guaranty Agreement in the form approved by Lender.

(b) New Balance. Upon advancement by Lender and as of the Effective Date, the principal balance of the Note shall be Fifty Million and NO/100 Dollars ($50,000,000).

(c) Omnibus Modification. All references to the “Loan” or “Note” in the Loan Agreement are hereby modified to include the Amended Note and to reflect a principal balance of $50,000,000, as set forth in the Amended Note. All references to Loan Documents shall include this Modification Agreement and the Amended Note. The Amended Note is accepted not in payment of but to increase and modify the terms of the Original Note.

3. Modification/Addition of Collateral: Lender and Borrower desire to amend the descriptions of Collateral contained on Schedule 1 of the Loan Agreement to include the Additional Equipment, as follows:

(a) Schedule 1: Schedule 1 of the Loan Agreement is hereby modified and supplemented with the Schedule 1-Supplement #1 attached hereto to reflect the additional Collateral that (i) makes up the After Acquired Collateral that was acquired with the original funds under the Note, and (ii) makes up the Additional Equipment to be acquired with the funds advanced under the Amended Note.

(b) Additional UCC Filings: Lender is authorized to make any and all UCC filings necessary to reflect Lender’s security interest in the additional Collateral that (i) makes up the After Acquired Collateral, and (ii) makes up the Additional Equipment.

4. Loan Fee & Costs: Borrower shall pay Lender at closing a fee equal to Two Hundred Thousand Dollars ($200,000.00), plus Lender’s attorneys’ fees incurred as a result of this transaction.

5. Effectiveness of Loan Documents: Except as specifically modified by the terms and provisions hereof, each and every of the terms and provisions of the Loan Documents (as defined in Section 1.23 of the Loan Agreement) are and shall remain in full force and effect and are hereby assumed, ratified, and confirmed; and the execution, delivery, and effectiveness of this Modification Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents nor constitute a waiver of any provision of any of the Loan Documents. The parties hereto agree that the modifications herein contained to the Loan Documents shall not affect or impair the Loan Documents or any lien(s) securing the same.

6. Authorization. Borrower represents and warrants to Lender that: (i) the Borrowing Resolutions executed by Gulfport Energy Corporation, as Manager of Borrower, and previously delivered to Lender at the execution of the Original Loan Agreement and Original Note have not been revoked, modified or changed in any manner and remain in full force and effect; and (ii) Borrower has taken all necessary actions relating to the authorization of the execution and delivery of this Modification Agreement and the performance by Borrower of its obligations under this Modification Agreement, including (without limitation) the execution and delivery of the Modification Agreement, Amended Note and instruments which it has the obligation to execute and deliver pursuant to the terms of this Modification Agreement and the performance of its obligations under those agreements and instruments.

7. Execution Counterparts: This Modification Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument

8. Governing Law: The terms and provisions hereof shall be governed by, construed, and enforced in accordance with the laws of the State of Oklahoma.

9. Entire Agreement: This Modification Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may be amended only in writing, executed by all parties herein.

10. Modification Only. This agreement is only a modification of the Original Loan Agreement and not a novation. All terms and conditions of the Original Note and all other Loan Documents executed in connection with said Original Note shall remain in full force and effect, except as modified by this Modification Agreement, the Amended Note and the Guarantor Acknowledgement and Consent executed in connection herewith.

11. Defined Terms. Any term not defined herein shall have the meaning set forth in the Loan Agreement.

12. Release. Borrower hereby releases and forever discharges Lender, its partners, affiliates, subsidiaries and related parties and their respective directors, officers, employees, agents, predecessors, successors, assigns, attorneys, and representatives (collectively the “Lender Parties”) from any and all damage, loss, claims, demands, liabilities, obligations, actions and causes of action whatsoever which it may now have or claim to have against any Lender Party, whether presently known or unknown, and of every nature and extent whatsoever on account of or in any way concerning, arising out of or founded on the Note and/or the Loan Documents executed in connection with the Note, including, without implied limitation, all such loss or damage of any kind heretofore sustained or that might arise as a consequence of the dealings between Borrower and any Lender Party.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Modification Agreement as of the date first above written.

BORROWER:	STINGRAY PRESSURE PUMPING LLC, a Delaware
limited liability company

	By:	/s/ Paul K. Heerwagen, IV
PAUL K. HEERWAGEN, IV, President

LENDER:	INTERNATIONAL BANK OF COMMERCE

	By:	/s/ Kyle McElvaney
KYLE McELVANEY, Executive Vice President

SCHEDULE 1 – Supplement #1

To Loan and Security Agreement

(September 2014 supplement)

Additional Collateral

The Equipment described in Section 1.11(c) of the Loan and Security Agreement includes the additional equipment that makes up the After Acquired Collateral and the Additional Equipment and includes but is not limited to the following listing:

“After Acquired Collateral”

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“Additional Equipment”

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